Putnam Equity Income Fund
11/30/04 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short-term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $64,019.



72DD1 (000s omitted)

Class A	 	$24,572
Class B          4,485
Class C		    437

72DD2 (000s omitted)

Class M		 $1,107
Class R		      9
Class Y		  6,212

73A1

Class A		$0.209
Class B 		 0.093
Class C		 0.093

73A2

Class M 		$0.130
Class R		 0.176
Class Y		 0.249

74U1 (000s omitted)

Class A		 120,865
Class B		  49,407
Class C		   4,790

74U2 (000s omitted)

Class M		   7,983
Class R			 76
Class Y		  22,927

74V1

Class A		$16.83
Class B		 16.68
Class C		 16.74

74V2

Class M		$16.70
Class R		 16.79
Class Y		 16.83